 <SUBMISSION-INFORMATION-FILE> <TYPE> DEF 14A <DOCUMENT-COUNT> 1 <SROS> NONE <FILER> <CIK> 0001081751 <CCC> #MD7FUEK </FILER> <PERIOD> 12/31/2000 <DOCUMENT> <TYPE> DEF 14A <TEXT> None Schedule 14A Information Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant [x] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) [x] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12 Americana Publishing, Inc. ---------------------------------------------- (Name of Registrant as Specified In Its Charter) N/A (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box): [x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

1) Title of each class of securities to which transaction applies: 2) Aggregate number of securities to which transaction applies: 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction: 5) Total fee paid: [ ] Fee Paid previously with preliminary materials.
[	] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: 2) Form, Schedule or Registration Statement No.: 3) Filing Party: 4) Date Filed: NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on April 29, 2001 TO ALL STOCKHOLDERS:

The Annual Meeting of Stockholders of AMERICANA PUBLISHING, INC., will be held on the 29th day of April, 2001 at 9:00 a.m., Mountain Standard time, at the corporate offices of AMERICANA PUBLISHING, INC. located at 303 San Mateo NE, Suite 104A, Albuquerque New Mexico 87108, for the following purposes, as described in the accompanying Proxy Statement:

(1) Election of five Directors (2) Ratification of Selection of Independent Auditors (3) Ratification AMERICANA PUBLISHING, INC., Stock Option Plan (4) Other Matters To Come Before the Meeting

        Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the meeting.

The Board of Directors has fixed the close of business on February 22, 2001 as the Record Date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS George Lovato, Jr. President Dated: IMPORTANT - YOUR PROXY IS ENCLOSED

You are urged to sign, date, and mail your proxy even through you may plan to attend the meeting. Postage is required if mailed. If you attend the meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the meeting, which will prevent costly follow-up delays. The completed proxy must be received in the corporate office by Monday, April 16, 2001. If your shares are held in street name by a broker/dealer, your broker will supply you with a proxy to be returned to the broker/dealer. It is important that your return the form to the broker/dealer as quickly as possible so that the broker/dealer may vote your shares. You may not vote your shares in person at the meeting unless you obtain a power of attorney or legal proxy from the broker/dealer authorizing you to vote the shares and you present this power of attorney or proxy at the meeting.

AMERICANA PUBLISHING, INC. PROXY STATEMENT GENERAL Introduction

This Proxy statement and the accompanying Proxy are being mailed on or about March 19, 2001 to holders of Common Stock (“Common Stock”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders of AMERICANA PUBLISHING, INC. (hereinafter the “Company”), which will be held at 9:00 a.m., Mountain Standard time on April 29, 2001 at the corporate offices of AMERICANA PUBLISHING, INC. located at 303 San Mateo NE, Suite 104A, Albuquerque New Mexico 87108. The enclosed proxy is furnished by the Board of Directors and the Management of the Company. Only Stockholders of record at the close of business on February 22, 2001 with proxy executed, with shares represented will be voted by the Directors’ Proxy Committee, consisting of George Lovato, Jr., Don White and Jay Simon, in accordance with Stockholders’ directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Directors.

Number of Shares Outstanding and Voting

As of the close of business on the Record Date, there were 9,925,396 shares of Common Stock of the Company, $0.001 par value, issued and outstanding and entitled to vote. At the meeting, holders of Common Stock shall be entitled to one vote per share on each matter coming before the meeting, for an aggregate total of 9,925,396 votes. Provided a quorum is present, Directors will be elected by a plurality vote. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required to ratify all other matters. Abstentions will be counted toward the number of shares represented at the meeting. Broker non-votes will be disregarded.

Expenses of Solicitation

The Company will pay the costs of such solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by corporate officers and some employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names, or in the names of nominees, to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Revocation of Proxy

        Stockholders who have executed and delivered proxies pursuant to this solicitation may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company either at the Annual Meeting or, prior to the meeting date, at the Company’s offices at 303 San Mateo, NE Suite 104A, Albuquerque, New Mexico 87108, by executing and delivering a later dated proxy, or by attending the meeting and voting in person.

* * * *

        Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

ELECTION OF DIRECTORS (Item A on Proxy Card)

The Board unanimously recommends that Stockholders vote FOR, and the Directors’ Proxy Committee intends to vote FOR, the election of the five nominees listed on the Proxy Card, and further described in the following pages, unless otherwise instructed on the Proxy Card. If you do not wish your shares to be voted for a particular nominee, please so indicate in the space provided on the Proxy Card. Directors elected at the Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified. No vote is required for or against the Advisor of the Board, however, their disclosure on this Proxy Statement is only a matter of record.

MANAGEMENT Directors and Executive Officers

        The following table sets forth the names and ages of the Company’s Directors and executive officers and the positions they hold with the Company and advisors to the Board.

Name Age Position ---- --- -------- George Lovato, Jr. 43 CEO/Chairman/President Don White 49 Director/Vice President David Poling 72 Director/Vice President Jay Simon 42 Director/Secretary/Treasurer Jerome Ruther 67 Director Advisors to the Board Lowell S. Fixler 67 Advisor to the Board Philippe de La Chapelle 59 Advisor to the Board Stedman Walker, Ltd. N/A Advisor to the Board/Consultant George Lovato, Jr.

Mr. Lovato is founder and has been a Director and Chairman and President since inception, and has extensive management experience with startup companies, corporate finance, computer system and software development, international trade and relations, strategic planning, and sales and marketing development over the last 15 years. He has been employed by and associated with companies engaged in business management, public relations, advertising, corporate finance, agriculture, automotive industry consulting, travel, auto rental and leasing, and insurance.

Mr. Lovato was educated in New Mexico and has founded and developed several nationally recognized companies ranging from local financial firms such as CEO and President of TRVLSYS, Inc. to international travel and communications-related businesses. His expertise in marketing, management and corporate finance, in addition to numerous international contacts, coupled with his service on the Governor Business Advisory Board of New Mexico, offer a diverse alternative resource not often found in the marketplace. His accomplishments have been featured in several national publications and books such as Venture, Inc., The Wall Street Journal, New Mexico Business Journal, The New Mexico Experience. He devotes substantially full time necessary to the management and general affairs of AMERICANA. Mr. Lovato is the principal and sole owner of B. H. Capital Limited, a successful 14 year old Merchant Banking and corporate finance consulting enterprise, located in Albuquerque, New Mexico with branch offices in Denver, Colorado and Houston, Texas.

Don White

Mr. White is a Director/Vice President of Americana, and is a CPA in Houston, Texas, and has operated a successful accounting practice for over 20 years. Mr. White was educated at Sam Houston State University and received his degree in accounting in 1972. Mr. White has broad expertise in the development of market value financial statements. He currently advises the company on general financial matters and corporate development and oversees the audit and acquisition committee. Mr. White will fulfill the duties and responsibilities of the Chief Financial Officer of AMERICANA when it requires his expertise. He devotes 20 to 40 hours per month to oversee the audit and acquisition committees and general management affairs of AMERICANA. Mr. White has served on the board as director and vice president since inception of the company, April 17,1997 and serve on the board for a period of one year until otherwise re-elected at the next annual shareholders meeting.

Dr. David Poling

Chairman, Sierra Publishing Group. Author of a dozen books; nationally syndicated columnist, 600 newspapers. As New York publisher headed The Christian Herald, half million monthly circulation. Also, President of the Family Bookshelf, largest religious book club in the U.S. Poling, a Presbyterian clergyman educated at College of Wooster, Ohio and Yale University. Special interests: ecumenical, inter-faith expressions of life. He devotes 20 to 40 hours per month to oversee the acquisition committee and general management affairs of AMERICANA and is also Director/Vice President of AMERICANA. Dr. Poling has served on the board as director and vice president since inception of the company, April 17,1997 and serve on the board for a period of one year until otherwise re-elected at the next annual shareholders meeting.

Jay Simon

Mr. Simon is currently employed as Director/Syncor oversees the Caribbean, Latin America and South Africa of Syncor International Corporation, one of the worlds largest nuclear pharmaceutical companies. His duties with Syncor International Corporation involve international business development. Mr. Simon advises the management on corporate finance matters and international circulation and acquisition development and is Secretary/Treasurer and Director of AMERICANA. Mr. Simon has served on the board as director and secretary/treasurer since inception of the company, April 17,1997 and serve on the board for a period of one year until otherwise re-elected at the next annual shareholders meeting.

Jeome Ruther Mr. Ruther graduated from Northwestern University in 1954 with a degree in accounting. Later Mr. Ruther attended Northeastern University Law School and graduated with juris doctorate and practiced law for approximately 20 years. Mr. Ruther was involved in various media business, real estate developments and was a controlling shareholder of Sunset Productions, Inc., audio book production company. Advisor to the Board of Directors Lowell S. Fixler Mr. Fixler graduated from Northwestern University in 1954. Mr. Fixler was president and controlling shareholder in Needlecraft Corporation of America. Needlecraft was later purchased by Quaker Oats Co., and Mr. Fixler was the president of the division. Mr. Fixler has been an investor in various start-up companies and has been an investor in numerous business enterprises over his lifetime. Advisor to the Board of Directors is Philippe de La Chapelle Mr. de La Chapelle formally Managing Director of Hill Thompson Capital Markets, Inc., an investment banking firm founded in 1932. De La Chepelle concentrates on business development of U.S. and offshore corporate finance opportunities. A graduate of Georgetown Law School, he has been international counsel for W.R. Grace & Co. Currently, he is Executive Vice President of Warnaco. Advisor to the Board of Directors Stedman Walker, Ltd.

Stedman Walker, Ltd. is a corporate finance and investor relations consulting firm with over 50 years of combined experience in these fields. The principals of this firm have served a variety of clientele from a variety of different industries.

Audit Committee - The audit committee was formed in March of 1999. It is comprised of Mr. Lovato, Mr. White and Mr. Simon. The function of the Audit Committee is to recommend the appointment of the Company's independent auditors, determine the scope of the annual audit to be made, review the conclusions of such auditors and report the findings and recommendations thereof to the Board, review the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, oversee litigation in which the Company is involved, review transactions between the Company and its officers, directors and principal stockholders, monitor the Company's practices and programs with respect to public interest issues and perform such other duties and undertake such other responsibilities as the Board from time to time may determine. Compensation Committee - The compensation committee was formed in March of 1999. It is comprised of Mr. Lovato, Mr. White, Mr. Poling and Mr. Simon. The Compensation Committee exercises the authority of the Board of Directors with respect to reviewing and determining compensation, non-cash perquisites and all other benefits granted to the principal officers of the Company which are not available to other employees, authorizing payment of bonuses otherwise than under an employee benefit plan and authorization, establishment and maintenance of all employee stock option plans.

The Company currently has no standing Nominating Committee.

Acquisition Committee - The acquisition committee was formed in March of 1999. This committee is comprised of Mr. White, Mr. Poling and Mr. Lovato. The purpose of this committee is to evaluate various acquisition opportunities and to negotiate terms of such in reasonable, beneficial and in a timely manner. Security Ownership and Management and Others

The following table sets forth, as of December 31, 2000, information as to the beneficial ownership of the Company’s common stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company’s Common Stock, (ii) each “named executive officer” as defined in Item 402(a) (3) of Regulation S-K under the Securities Exchange Act of 1934, and (iii) all Directors and executive officers of the Company as a group.

Shares Beneficially Name and Address Title Amount Owned % of of Beneficial Owner of Class Owned Class -------------------------------------------------------------------------------- George Lovato, Jr. Common 2,554,000 33% 12310 Claremont NE Albuquerque, NM 87112 Don White Common 860,000 11% 8106 Devonwood Houston, TX 77070 Jay Simon Common 100,000 1.3% 5528 E. Cheryl Drive Paradise Valley, AZ 85253 David Poling Common 555,000 7.1% 3616 San Rio Place NW Albuquerque, NM 87107 Lowell Fixler Common 1,395,000 18% 1081 Sheridan Rd. Highland Park, IL 60035 Jerome Ruther Common 345,000 4% 1208 N. Summit Drive Santa Fe, NM 87501 Total Shares of Officers 5,809,000 74.4% and Directors as a Group EXECUTIVE COMPENSATION Compensation For Officers and Directors

The following table sets forth the annual and long-term compensation attributable for services rendered in the fiscal year 2000 to Mr. Lovato, Directors and affilates where applicable.

                                                SUMMARY COMPENSATION TABLE

                                                                  LONG TERM COMPENSATION
                     ANNUAL COMPENSATION                          AWARDS                    PAYOUTS

         (a)             (b)      (c)        (d)        (e)         (f)         (g)         (h)       (i)

                                                       Other       Rest-       Secur-                 All
        Name                                          Annual      ricted       ities
        Other
         And                                          Compen       Stock     Underlying    LTIP      Other
      Principal                  Salary     Bonus     sation     Award(s)     options     Payouts    Compen
      Position          Year      ($)        ($)        ($)         ($)                   SAR(#)     sation
------------------------------------------------------------------------------------------------------------

    George Lovato       1997       0          0          0         1,950         0           0         0
    CEO/Director        1998       0          0          0        285,913        0           0         0
                        1999     81,000       0          0           0           0           0         0
                        2000    149,000       0          0        550,000        0           0         0

      Jay Simon         1997       0          0          0           0           0           0         0
Sec/Treasurer/Director  1998       0          0          0         8,750         0           0         0
                        1999       0          0          0           0           0           0         0
                        2000       0          0          0        50,000         0           0         0

    David Poling        1997       0          0          0           0           0           0         0
        Vice            1998       0          0          0        17,500         0           0         0
 President/Director     1999       0          0          0        75,000         0           0         0
                        2000       0          0          0       150,000         0           0         0

   Jerome Ruther        2000    27,500        0          0        45,000         0           0         0
      Director

      Don White         1997       0          0          0           0           0           0         0
        Vice            1998       0          0          0        52,500         0           0         0
 President/Director     1999     10,750       0          0        200,000        0           0         0
                        2000     39,244.34    0          0        550,000        0           0         0
Employment Contract

On January 1, 1999, the Company entered into an employment agreement with its chairman and majority stockholder. Under the terms of the one year agreement, which shall be automatically be renewed for a period of three years provided that either party has not elected to terminate the agreement as provided for therein, the employee shall receive a salary of $250,000 per year or 5% of gross revenue of the Company, whichever is greater. The Company may not terminate the agreement for any reason as it relates to the employee’s disability, illness or incapacity. Should the employee die during the term of employment, the Company shall pay the employee’s estate $500,000 in fifty monthly installments of $10,000. Subject to certain events, including the sale of substantially all of the Company’s assets to a single purchaser and bankruptcy, among others, the Company may terminate the agreement upon 90 days written notice and pay the employee $500,000 in twelve consecutive monthly installments. With cause, the Company may terminate the agreement with twelve months written notice. During the notice period, the employee shall be paid full compensation and, receive a severance allowance of $250,000 in twelve consecutive monthly installments beginning on the date of termination. Without cause, the employee may terminate employment upon twelve months written notice to the Company.

Employee may be required to perform his duties and will be paid the full compensation described herein up to the termination date and shall receive a severance allowance of $250,000 which shall be made in twelve equal and consecutive monthly installments beginning on the date of termination. Due to the Company’s limited liquidity, the employee has waived compensation of $148,000 for the fiscal year 1999 and $101,000 for the fiscal year 2000. This compensation was treated as a capital contribution.

STOCK OPTIONS

In 1998 stock options were issued to five directors, each received a 300,000 options exercisable for a period of 3 years, expiring January 1, 2002. The option price is as follows, 1998-$.10, 1999-$.20, and 2000-$.30.

All Directors/Advisors/Employees George Lovato, Jr. 300,000 Marjorie Lovato 300,000 David Poling 300,000 Jay Simon 300,000 Don White 200,000 Stedman Walker, Ltd. 150,000 Sarah Moyers 100,000 Alex Cherepkahov 50,000 ------- Total 1,700,000 CERTAIN TRANSACTIONS

AMERICANA has executed a Corporate Finance Consulting Agreement with B. H. Capital Limited as of January 1, 1999. This agreement calls for among other things for a 1% success fee to be paid by AMERICANA to B. H. Capital Limited of the gross amount of financing for a period of five years. This transaction was approved by the board of directors and was considered to be within fair standards, which would be offered to or by any third party in an arms length transaction.

AMERICANA will also pay B. H. Capital Limited a $3,000.00 monthly facility use fee for use of B. H. Capital Limited's office, personnel, and facilities for a period of five years.

The Directors of AMERICANA have each been issued stock option agreements dated January 1, 1999 that allows for the purchase of 300,000 shares of stock over a period of three years. Should the purchase be exercised by December 31, 1999, the cost per share is $.10 cents; by December 31, 2000, $.20 cents; and by December 31, 2001, $.30 cents. The directors may purchase all or a portion of the shares at any time in any of the denomination described therein. Directors also are allowed out-of-pocket expenses reimbursements of up to $400.00 per meeting. Similar stock options have been issued and or outstanding to Stedman Walker, Ltd., and Mr. Cherepkahov.

Mr. Lovato contributed all of the assets of AMERICANA and provided services and use of the B. H. Capital Limited facility and paid certain cash expenses on behalf of AMERICANA for a period of eighteen months in exchange for common stock in AMERICANA. Mr. Lovato provided a total of $71,309 in cash and equipment. In addition, he provided $287,863 worth of services and received 2,000,000 shares covering the period from inception to December 31, 1998.

A poison pill is also incorporated into the option agreement, whereby all the directors may purchase 300,000 additional shares for $1.00 should any of the following occur:

a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or b) The purchase of substantially all of the Company's issued and outstanding stock in an effort to take the Company Private; or
c)	The attempt by an individual or associated group of individuals or corporation or entity to purchase stock in the Company for the purposes of a hostile take over; or

d) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or e) The Company's decision to terminate its business and liquidate its assets; or
f)	The merger or consolidation of the Company with another company where by the directors of the Company as a whole are no longer majority shareholders.

AMERICANA hired additional personnel, which includes Mr. Don White and Mr. Jerome Ruther and these employment agreements are similar to that of Mr. Lovato's. Compensation of Directors

The Directors are allowed reimbursement of out of pocket and travel expenses. Certain stock options were issued in 1998 in consideration for services provided as Director. Currently no cash compensation is paid to any Director or advisor to the board for duties as director or meeting attendance.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company directors, officers and holders or more than 10% of the Company’s Common Stock to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all such Section 16(a) filing requirements were complied with by such persons in 2000

RATIFICAITON OF SELECTION OF INDEPENDENT AUDITORS (Item B on Proxy Card)

The appointment of Null-Lairson, PC, CPA’s as the auditors for 2000 and 2001.

The Board recommends that Stockholders vote FOR, and the Directors’ Proxy Committee intends to vote FOR ratification, unless otherwise instructed on the Proxy Card. Null-Lairson, PC, CPA’s, has been selected in that the Company’s previous auditor, David Blomstrom & Co. merged with Null-Lairson, PC, CPA’s during the last calendar year. If the Stockholders do not ratify this selection, other independent auditors will be appointed by the Board upon recommendation of the Audit Committee.

RATIFICATION OF THE AMERICANA PUBLISHING, INC. STOCK OPTION PLAN (Item C on Proxy Card)

The Board recommends that Stockholders vote FOR, and the Directors’ Proxy Committee intends to vote FOR ratification, unless otherwise insturcted on the Proxy Card. Directors, in accordance with the resolution of the shareholders passed at the March 24, 2000, Annual Shareholders Meeting, prepared a Stock Option Plan consisting of 5,000,000 shares, which are registered with the Securities and Exchange Commission by submission of Form S-8 regarding the Plan on October 19, 2000. A copy of the Plan and the Form S-8 submission is attached to this notice for information purposes.

Americana Publishing, Inc. The Board of Directors solicits this Proxy for an Annual Meeting of Shareholders to be held on April 29, 2001.

The undersigned hereby constitutes and appoints George Lovato, Jr. with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of Shareholders (the “Meeting”) of Americana Publishing, Inc. (the “Company”) to be held April 29, 2001 at 9:00 a.m. Mountain Standard Time at the corporate offices of AMERICANA PUBLISHING, INC. located at 303 San Mateo NE, Suite 104A, Albuquerque New Mexico 87108, or any adjournment thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for Meeting with all powers the undersigned would posses if personally present of the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Shareholders dated March 19, 2001, and the accompanying Proxy Statement of the Company.

-------------------------------------------------------------------------------- A. Election of the Board Of Directors For all nominees listed below until the next Annual Shareholders (Except as marked to the contrary) Meeting -------------------------------------------------------------------------------- Vote For Nominee Vote Against Nominee 1. George Lovato, Jr. [ ] [ ] 2. Don White [ ] [ ] 3. David Poling [ ] [ ] 4. Jay Simon [ ] [ ] 5. Jerome Ruther [ ] [ ] --------------------------------------------------------------------------------

Support the Board of Directors of Americana Publishing, Inc. by approving the re-election of George Lovato, Jr., Don White, David Poling and Jay Simon and the election of Jerome Ruther (appainted to fill the vacancy caused by Marjorie Lovato’s resignation) to the board for the following years term.

---------------------------------------------------------------------------------------------------------------------------

B. Ratify the appointment of Null-Lairson, PC, CPA's   For the              Withhold authority to         Abstain vote for
   as the Company's independent Auditors for           Proposal.            vote for the proposal         the proposal
   fiscal years ending December 2000 and 2001.                              listed below.                 listed below.
---------------------------------------------------------------------------------------------------------------------------

Approve management’s selection of Null-Lairson, PC, CPA’s as the Company’s independent Auditors for the fiscal years ending December 31, 2000 and 2001 as a result of the merger of Null-Lairson, PC, CPS’s with David Blomstrom and Co., the Company’s pervious auditors.

-------------------------------------------------------------------------------- C. Ratify the institution of a Stock Option Plan by the Company to maintain, attract and recruit competent employees, professionals and officers for the Company. -------------------------------------------------------------------------------- [ ] For the proposal listed below. [ ] Withheld authority to vote for the proposal listed below. [ ] Abstain vote for the proposal listed below. --------------------------------------- ----- ----------------------------------

Approve management’s creation and institution of the Stock Option Plan consisting of 5,000,000 shares of stock in the Company registered with the Securities and Exchange Commission by submission of Form S-8 on October 19, 2000, in accoardance with resolution of the shareholders at the Annual Shareholders Meeting held March 24, 2001.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS A, B and C.

Dated: , 2001 --------------------------- ------------------------------------------ Shareholder Signature ------------------------------------------ Shareholder Signature ------------------------------------- Number of Shares Voted By Shareholder PLEASE SIGN AND RETURN TO THE ADDRESSEE IN THE ENCLOSED STAMPED ENVELOPE.

Please sign exactly as your name appears on the shareholder records of the Company. If shares are held in the names of more than one person, each joint holder should sign. Executors, administrators, trustees, guardians and attorneys should indicate the respective capacities in which they sign. Attorneys should submit a Power of Attorney.

SHAREHOLDER PROPOSALS

Shareholders who wish to present proposals for action at the 2002 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Informative/Proxy Statement. The Secretary must receive proposals no later than December 31, 2001, for inclusion in next year’s proxy statement.

BY THE ORDER OF THE BOARD OF DIRECTORS: George Lovato, Jr. President and Chairman of the Board